Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Strong Fiscal Fourth Quarter 2026 Financial Results with Continued

High Single-Digit Service Organic Revenue* Growth

●	Q4’26 Service Revenue Increased 18% to $61.6 Million

●	Q4’26 Distribution Revenue Grew 11% to $27.8 Million on Increased Demand for Rentals

●	Q4’26 Gross Margins Expanded 50 Basis Points to 34.1%

●	Fiscal 2026 Full Year Revenue Increased 19% to $331.9 Million

●	Company Guides to High Single-Digit Service Organic Revenue Growth for Fiscal 2027

●	Management to Host Conference Call Today at 4:30 p.m. Eastern Time

ROCHESTER, NY, May 26, 2026 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leader in test measurement, control and calibration, has reported financial and operational results for its fiscal fourth quarter and year ended March 28, 2026 (“fiscal 2026”).

Management Commentary

“Transcat achieved robust results across both business segments in the fiscal fourth quarter, with service organic revenue* climbing 7%," said Jaime Irick, President and CEO. "Distribution revenue surged 11% during the quarter, accompanied by a 280 basis point expansion in gross margin compared to the prior year, fueled by our ongoing strategic shift toward higher-margin rental offerings. The combined strength of our team's operational execution and strong revenue momentum drove a 16% increase in adjusted EBITDA*. Service revenue grew 18% in the quarter, the sixty-eighth consecutive quarter of service revenue growth. Given our strong organic growth and strategic acquisitions of top regional players we believe Transcat gained market share in the calibration services market during fiscal 2026. Service gross margins improved sequentially in the fiscal fourth quarter by 670 bps, as expected.

Looking ahead, we remain optimistic about the trajectory of our service segment, underpinned by strong customer retention, rising activity levels, and the conversion of new business wins into revenue. We expect service organic revenue growth to continue in the high single-digits in Fiscal 2027, assuming the broader economic environment remains stable. Strategic M&A is a key pillar of our overall growth strategy and the recent acquisition of SCM Metrology and Laboratories reinforces our belief that we continue to be the acquirer of choice in the calibration services market. SCM establishes Transcat’s first operational presence in Latin America and advances the Company’s strategy to grow alongside our existing customers in high-growth, highly regulated markets.

I am incredibly impressed with everyone on the Transcat leadership and governance teams, our dedicated employees across all regions, and our world-class customer and partner base. Our core values prioritize uncompromising integrity, relentless customer focus, and technical excellence to ensure safety and quality in the highly regulated industries we serve. I am extremely excited to be part of this exceptional team, and we will continue to execute and accelerate our proven and successful core strategy: high single-digit service organic revenue growth, service gross margin expansion, strategic M&A, and strong rentals growth. We are confident that our compelling value proposition, combined with recent additions of premier calibration service companies that broaden our geographic reach, positions Transcat to deliver continued sustainable, long-term shareholder value," concluded Mr. Irick.

* See Note 1 on page 6 for a description of the non-GAAP financial measures and pages 12-17 for the reconciliation tables.

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results

May 26, 2026

Fourth Quarter Fiscal 2026 Review
(Results are compared with the fourth quarter of the fiscal year ended March 29, 2025 ("fiscal 2025"))

($ in thousands)			Change
	FY26 Q4	FY25 Q4	$	%
Service Revenue	$61,570	$52,010	$9,560	18.4%
Distribution Revenue	27,755	25,124	2,631	10.5%
Revenue	$89,325	$77,134	$12,191	15.8%

Gross Profit	$30,468	$25,913	$4,555	17.6%
Gross Margin	34.1%	33.6%

Operating Income	$4,332	$6,940	$(2,608)	(37.6)%
Operating Margin	4.8%	9.0%

Net Income	$1,947	$4,464	$(2,517)	(56.4)%
Net Margin	2.2%	5.8%

Adjusted Net Income*	5,237	5,939	$(702)	(11.8)%
Adjusted Net Margin*	5.9%	7.7%

Adjusted EBITDA*	$14,788	$12,745	$2,043	16.0%
Adjusted EBITDA* Margin	16.6%	16.5%

Diluted EPS	$0.21	$0.48	$(0.27)	(56.3)%

Adjusted Diluted EPS*	$0.56	$0.64	$(0.08)	(12.5)%

*See Note 1 on page 6 for a description of these non-GAAP financial measures and pages 12-17 for the reconciliation tables.

Consolidated revenue was $89.3 million, an increase of 15.8%, compared to the prior year quarter primarily due to organic service revenue* growth and revenue related to acquisitions. Consolidated gross profit was $30.5 million, an increase of $4.6 million, or 17.6%, and gross margin increased by 50 basis points compared to the prior year quarter, primarily due to sales mix.

Operating expenses were $26.1 million, an increase of $7.2 million, or 37.8%, driven by incremental expenses from acquired businesses, including increased intangibles amortization expense, increased stock-based compensation expense, executive transition costs, and focused marketing spend.

Net income was $1.9 million, a decrease of $2.5 million compared to the prior year quarter net income of $4.5 million. Adjusted EBITDA* was $14.8 million, which represented an increase of $2.0 million or 16.0%. Net income per diluted share of $0.21 was down from $0.48 last year and adjusted diluted earnings per share* was down $0.08 at $0.56 versus $0.64 last year.

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

Service Segment Fiscal 2026 Fourth Quarter Results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (68.9% of total revenue for the fourth quarter of fiscal 2026).

($ in thousand)			Change
	FY26 Q4	FY25 Q4	$	%
Service Segment Revenue	$61,570	$52,010	$9,560	18.4%
Gross Profit	$21,860	$18,828	$3,032	16.1%
Gross Margin	35.5%	36.2%

Operating Income	$3,508	$5,976	$(2,468)	(41.3)%
Operating Margin	5.7%	11.5%

Adjusted Operating Income*	$11,202	$10,318	$884	8.6%
Adjusted Operating Margin*	18.2%	19.8%

*See Note 1 on page 6 for a description of this non-GAAP financial measure and pages 12-17 for the reconciliation tables.

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

Service segment revenue was $61.6 million, an increase of $9.6 million or 18.4% and included $5.8 million of incremental revenue from acquisitions. Service organic revenue increased 7% compared to the prior year quarter. The segment gross margin decreased 70 basis points from the prior year, primarily due to costs associated with new customer wins.

Distribution Segment Fiscal 2026 Fourth Quarter Results

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (31.1% of total revenue for the fourth quarter of fiscal 2026).

($ in thousands)			Change
	FY26 Q4	FY25 Q4	$	%
Distribution Segment Revenue	$27,755	$25,124	$2,631	10.5%
Gross Profit	$8,608	$7,085	$1,523	21.5%
Gross Margin	31.0%	28.2%

Operating Income	$824	$964	$(140)	(14.5)%
Operating Margin	3.0%	3.8%

Adjusted Operating Income*	$3,709	$2,618	$1,091	41.7%
Adjusted Operating Margin*	13.4%	10.4%

*See Note 1 on page 6 for a description of this non-GAAP financial measure and pages 12-17 for the reconciliation tables.

Distribution segment revenue was $27.8 million, an increase of 10.5% on improved rental sales. Distribution segment gross margin was 31.0%, an increase of 280 basis points, driven by a favorable sales mix.

Full-Year Fiscal 2026 Review
(Results are compared with full-year fiscal 2025)

($ in thousands)			Change
	FY 2026	FY 2025	$	%
Service Revenue	217,209	181,428	$35,781	19.7%
Distribution Revenue	114,668	96,993	17,675	18.2%
Revenue	$331,877	$278,421	$53,456	19.2%

Gross Profit	$108,304	$89,453	$18,851	21.1%
Gross Margin	32.6%	32.1%

Operating Income	$13,263	$17,874	$(4,611)	(25.8)%
Operating Margin	4.0%	6.4%

Net Income	$5,376	$14,515	$(9,139)	(63.0)%
Net Margin	1.6%	5.2%

Adjusted Net Income*	$17,297	$21,159	$(3,862)	(18.2)%
Adjusted Net Margin*	5.2%	7.6%

Adjusted EBITDA*	$48,739	$39,732	$9,007	22.7%
Adjusted EBITDA* Margin	14.7%	14.3%

Diluted EPS	$0.57	$1.57	$(1.00)	(63.7)%

Adjusted Diluted EPS*	$1.84	$2.29	$(0.45)	(19.7)%

*See Note 1 on page 6 for a description of these non-GAAP financial measures and pages 12-17 for the reconciliation tables.

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

Total revenue was $331.9 million, an increase of $53.5 million or 19.2%. Consolidated gross profit was $108.3 million, up $18.9 million, or 21.1%, and gross margin was 32.6%, an increase of 50 basis points.

Consolidated operating expenses were $95.0 million, an increase of $23.5 million, or 32.8%, driven by incremental expenses from acquired businesses, including increased intangibles amortization expense, increased stock-based compensation expense, executive transition costs, and higher sales-based incentives. As a result, consolidated operating income was $13.3 million compared with $17.9 million in the prior fiscal year, a decrease of 25.8%.

Net income was $5.4 million, a decrease of $9.1 million compared to the prior year net income of $14.5 million. Adjusted EBITDA* was $48.7 million which represented an increase of $9.0 million or 22.7%. Net income per diluted share decreased to $0.57 from $1.57 and adjusted diluted earnings per share was $1.84 versus $2.29 last year.

Balance Sheet and Cash Flow Overview

On March 28, 2026, the Company had $4.9 million in cash and cash equivalents and $50.1 million available for borrowing, subject to covenant restrictions, under its secured revolving credit facility.  Net cash provided by operations for the year ended March 2026 and March 2025 was $34.9 million and $39.0 million, respectively. Operating free cash flow* for the year ended March 2026 and March 2025 was $19.6 million and $25.8 million, respectively.

Total debt as of March 28, 2026 was $99.9 million versus $32.7 million on March 29, 2025, and net debt* was $94.9 million as of March 28, 2026 versus $31.2 million at the end of the prior fiscal year.  The Company’s leverage ratio, as defined in the credit agreement, was 2.03 on March 28, 2026, compared with 0.78 on March 29, 2025.

Tom Barbato, Transcat’s Chief Financial Officer, added, “Fourth quarter adjusted EBITDA* grew 16%, as both segments delivered double-digit revenue growth. We are excited about the recent acquisition of SCM in Costa Rica because it strengthens Transcat’s support for our multinational customer base by adding a broader local service footprint, and we expect it to drive future organic service revenue growth. We remain well-positioned to pursue growth through both organic initiatives and strategic M&A.”

Fiscal Fourth Quarter and Full Year 2026 Results Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, May 26, 2026, at 4:30 p.m. ET.  Management will review the financial and operating results for the fourth quarter and full fiscal year, as well as the Company’s strategy and outlook. A question-and-answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (800) 245-3047. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

Tuesday, May 26, 2026

4:30 p.m. Eastern Time

Dial-in – Toll-Free US / Canada: 1-800-245-3047

Dial-in – Toll / International: 1-203-518-9765

Conference ID: TRANSCAT (THIS CONFERENCE ID WILL BE REQUIRED FOR ENTRY)

Webcast and accompanying slide presentation: https://viavid.webcasts.com/starthere.jsp?ei=1758089&tp_key=b56742249d

A telephonic replay will be available from 8:30 p.m. ET on the day of the conference call through Tuesday, June 9, 2026. To listen to the archived call, dial 1-844-512-2921 from the US or Canada, or 1-412-317-6671 from international locations and enter conference ID number 11161413 or access the webcast replay at https://www.transcat.com/investor-relations, where a transcript will be posted once available.

*See Note 1 on page 6 for a description of these non-GAAP financial measures and pages 12-17 for the reconciliation tables.

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting service revenue, a U.S. generally accepted accounting principle ("GAAP") measure, we present service organic revenue (current period service revenue less freight billed to customer less acquired revenue less prior period service revenue). Acquired revenue is revenue generated from acquisitions for twelve months subsequent to the acquisition date. The Company’s management believes service organic revenue is an important measure of operating performance because the measure provides a basis for comparison of our business operations across periods to assess core operating performance. As such, the Company uses service organic revenue as a measure of performance when evaluating its Service segment and as a basis for planning and forecasting.

In addition to reporting net income and net margin, GAAP measures, we present Adjusted Net Income (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, executive transition costs, and acquisition amortization of backlog) and Adjusted net margin (Adjusted Net Income* divided by revenue), which are non-GAAP measures. The Company’s management believes Adjusted net income* and Adjusted net margin are important measures of operating performance because the measures provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. As such, the Company uses Adjusted Net Income* and Adjusted net margin as measures of performance when evaluating its business segments and as a basis for planning and forecasting.

In addition to reporting net income and net margin, GAAP measures, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, executive transition costs, and acquisition related transaction expenses) and Adjusted EBITDA margin (Adjusted EBITDA divided by revenue), which are non-GAAP measures. The Company’s management believes Adjusted EBITDA and Adjusted EBITDA margin are important measures of operating performance because the measures allow management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense, executive transition costs, gain on sale of assets and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA and Adjusted EBITDA margin as measures of performance and as a basis for planning and forecasting.

In addition to reporting operating income, a GAAP measure, we present Adjusted Operating Income (operating income plus depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, executive transition costs, and contingent consideration adjustments) and Adjusted Operating Income Margin (Adjusted Operating Income divided by revenue), which are non-GAAP measures. The Company’s management believes Adjusted Operating Income and Margin are important measures of operating performance because they allow management, investors and others to evaluate and compare the performance of its core operations from period to period by excluding items that we do not believe are indicative of our core operating performance. As such, the Company uses Adjusted Operating Income and Margin as measures of performance when evaluating its business segments.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, executive transition costs, and acquisition amortization of backlog, as applicable; divided by the average diluted shares outstanding during the period ), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

In addition to reporting cash from operations, a GAAP measure, we present Operating Free Cash Flow (cash from operations less capital expenditures), which is a non-GAAP measure. The Company's management believes Operating Free Cash Flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations. As such, the Company uses Operating Free Cash Flow as a measure of performance when evaluating its business.

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

In addition to reporting debt, a GAAP measure, we present Net Debt (debt less cash and cash equivalents), which is a non-GAAP measure. We believe Net Debt is an important measure of financial leverage.

Service Organic Revenue, Adjusted Net Income, Adjusted net income margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, Adjusted Diluted Earnings Per Share, Operating Free Cash Flow and Net Debt are not measures of financial performance under GAAP and are not calculated through the application of GAAP. As such, the measures should not be considered as a substitute or alternative for the GAAP measures of Service Revenue, Net Income, Operating Income, Diluted Earnings Per Share, Net Cash provided by Operations and Debt and, therefore, should not be used in isolation of, but in conjunction with, the related GAAP measures. Service Organic Revenue, Adjusted Net Income, Adjusted net margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, Adjusted Diluted Earnings Per Share, Operating Free Cash Flow and Net Debt as presented, may produce results that vary from the related GAAP measure and may not be comparable to similarly defined non-GAAP measures used by other companies. See pages 12-17 for the reconciliation tables.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the life sciences industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its Calibration Service Centers strategically located across the United States and Internationally. In addition, Transcat operates calibration labs in imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, Cost, Control and Optimizations services, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at Transcat.com.

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “anticipates,” “assuming,” “believes,” “can,” “continues,” “estimates,” “expects,” “focus,” “guides,” “looking ahead,” “may,” “plan,” “opportunity,” “outlook,” “potential,” “strategy,” “will,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America
Phone: (949) 491-8235

TRNS@mzgroup.us

www.mzgroup.us

FINANCIAL TABLES FOLLOW.

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Fiscal Year Ended
	March 28,	March 29,	March 28,	March 29,
	2026	2025	2026	2025

Service Revenue	$61,570	$52,010	$217,209	$181,428
Distribution Sales	27,755	25,124	114,668	96,993
Total Revenue	89,325	77,134	331,877	278,421

Cost of Service Revenue	39,710	33,182	146,677	120,769
Cost of Distribution Sales	19,147	18,039	76,896	68,199
Total Cost of Revenue	58,857	51,221	223,573	188,968

Gross Profit	30,468	25,913	108,304	89,453

Selling, Marketing and Warehouse Expenses	11,223	9,240	42,765	33,341
General and Administrative Expenses	14,913	9,733	52,276	38,238
Total Operating Expenses	26,136	18,973	95,041	71,579

Operating Income	4,332	6,940	13,263	17,874

Interest and Other Expense (Income), net	1,498	684	5,274	(452)

Income Before Income Taxes	2,834	6,256	7,989	18,326
Provision for Income Taxes	887	1,792	2,613	3,811

Net Income	$1,947	$4,464	$5,376	$14,515

Basic Earnings Per Share	$0.21	$0.48	$0.58	$1.58
Average Shares Outstanding	9,345	9,230	9,334	9,185

Diluted Earnings Per Share	$0.21	$0.48	$0.57	$1.57
Average Shares Outstanding	9,398	9,287	9,380	9,254

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands, Except Share and Per Share Amounts)

	March 28,	March 29,
	2026	2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$4,942	$1,517
Accounts Receivable, less allowance for credit losses of $851 and $659	65,170	55,941
Other Receivables	672	373
Inventory	13,705	14,483
Prepaid Expenses and Other Current Assets	7,973	5,695
Total Current Assets	92,462	78,009
Property and Equipment, net	57,801	50,024
Goodwill	218,185	176,928
Intangible Assets, net	77,706	54,777
Right to Use Assets, net	32,365	24,345
Other Assets	1,968	1,159
Total Assets	$480,487	$385,242

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$17,931	$16,755
Accrued Compensation and Other Current Liabilities	21,697	15,466
Current Portion of Long-Term Debt	-	1,816
Total Current Liabilities	39,628	34,037
Long-Term Debt	99,885	30,892
Deferred Tax Liabilities, net	10,167	9,286
Lease Liabilities	29,000	21,395
Other Liabilities	1,188	2,752
Total Liabilities	179,868	98,362

Commitments and Contingencies (Note 8)

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 9,333,953 and 9,315,840 shares issued and outstanding as of March 28, 2026 and March 29, 2025, respectively	4,670	4,658
Capital in Excess of Par Value	199,115	191,167
Accumulated Other Comprehensive Loss	(923)	(1,469)
Retained Earnings	97,757	92,524
Total Shareholders' Equity	300,619	286,880
Total Liabilities and Shareholders' Equity	$480,487	$385,242

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Fiscal Year Ended
	March 28,	March 29,
	2026	2025
Cash Flows from Operating Activities:
Net Income	$5,376	$14,515
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Net (Gain) Loss on Disposal of Property and Equipment	232	(31)
Noncash Lease Expense	6,021	3,447
Deferred Income Taxes	827	(5)
Depreciation and Amortization	26,172	18,567
Gain on Sale of Assets	-	(855)
Amortization of Deferred Financing Costs	104	-
Provision for Accounts Receivable and Inventory Reserves	471	336
Stock-Based Compensation Expense	7,549	3,248
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	(6,578)	(1,292)
Inventory	839	4,393
Prepaid Expenses and Other Current Assets	(2,209)	(992)
Accounts Payable	965	4,940
Accrued Compensation and Other Current Liabilities	924	(1,118)
Lease Liabilities	(5,842)	(3,243)
Income Taxes Payable	-	(2,925)
Net Cash Provided by Operating Activities	34,850	38,985

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(15,298)	(13,197)
Business Acquisitions, net of cash acquired	(82,525)	(87,436)
Proceeds from Sale of Assets	-	1,100
Sales/(Purchases) of Marketable Securities	-	15,533
Net Cash Used in Investing Activities	(97,823)	(84,000)

Cash Flows from Financing Activities:
Proceeds From Revolving Credit Facility, net of lender fees	156,675	68,630
Repayment of Revolving Credit Facility	(88,086)	(37,739)
Repayments of Term Loan	(1,816)	(2,338)
Payments of Deferred Financing Costs	(365)	-
Principal Payments on Finance Leases	(280)	-
Issuance of Common Stock, net of direct costs	842	1,874
Repurchase of Common Stock	(469)	(3,565)
Net Cash Provided by Financing Activities	66,501	26,862

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(103)	24

Net (Decrease) Increase in Cash and Cash Equivalents	3,425	(18,129)
Cash and Cash Equivalents at Beginning of Fiscal Year	1,517	19,646
Cash and Cash Equivalents at End of Fiscal Year	$4,942	$1,517

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in Thousands)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,261	$1,269	$(1,101)	$1,947	$5,376
+ Interest Expense	440	1,264	1,500	1,375	4,579
+ Tax Provision	1,304	760	(338)	887	2,613
+ Depreciation & Amortization	5,605	6,487	7,130	6,950	26,172
+ Executive Transition Costs	-	-	771	935	1,706
+ Transaction Expense	28	496	45	175	744
+ Noncash Stock Compensation	1,130	1,839	2,061	2,519	7,549
Adjusted EBITDA*	$11,768	$12,115	$10,068	$14,788	$48,739

Segment Breakdown

Service Operating Income (Loss)	$2,567	$920	$(2,052)	$3,508	$4,943
+ Depreciation & Amortization	3,763	4,562	5,175	5,143	18,643
+ Executive Transition Costs	-	-	519	630	1,149
+ Transaction Expense	28	496	45	175	744
+ Noncash Stock Compensation	801	1,301	1,459	1,746	5,307
Service Adjusted Operating Income*	$7,159	$7,279	$5,146	$11,202	$30,786

Distribution Operating Income	$2,771	$2,585	$2,140	$824	$8,320
+ Depreciation & Amortization	1,842	1,925	1,955	1,807	7,529
+ Executive Transition Costs	-	-	252	305	557
+ Transaction Expense	-	-	-	-	-
+ Noncash Stock Compensation	329	538	602	773	2,242
Distribution Adjusted Operating Income*	$4,942	$5,048	$4,949	$3,709	$18,648

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results

May 26, 2026

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in Thousands)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	$3,286	$2,357	$4,464	$14,515
+ Interest Expense (Income), net	(260)	(210)	(20)	463	(27)
+ Tax Provision	820	427	772	1,792	3,811
+ Depreciation & Amortization	4,113	4,399	4,430	5,625	18,567
+ Transaction Expense	434	32	778	33	1,277
+ Acquisition Earn-Out Adjustment	-	-	-	(835)	(835)
+ (Gain) Loss on Sale of Business	-	1	(855)	30	(824)
+ Noncash Stock Compensation	697	926	452	1,173	3,248
Adjusted EBITDA*	$10,212	$8,861	$7,914	$12,745	$39,732

Segment Breakdown

Service Operating Income	$4,091	$3,704	$1,412	$5,976	$15,183
+ Depreciation & Amortization	2,402	2,455	2,451	3,774	11,082
+ Transaction Expense	146	-	778	11	935
+ Acquisition Earn-Out Adjustment	-	-	-	(256)	(256)
+ Noncash Stock Compensation	421	629	186	813	2,049
Service Adjusted Operating Income*	$7,060	$6,788	$4,827	$10,318	$28,993

Distribution Operating Income	$1,008	$31	$688	$964	$2,691
+ Depreciation & Amortization	1,711	1,944	1,979	1,851	7,485
+ Transaction Expense	288	32	-	22	342
+ Acquisition Contingent Consideration Adjustment	-	-	-	(579)	(579)
+ Noncash Stock Compensation	276	297	266	360	1,199
Distribution Adjusted Operating Income*	$3,283	$2,304	$2,933	$2,618	$11,138

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,261	$1,269	$(1,101)	$1,947	$5,376
+ Amortization of Intangible Assets	2,844	3,461	3,977	3,488	13,770
+ Acquisition Amortization of Backlog	-	-	-	-	-
+ Executive Transition Costs	-	-	771	935	1,706
+ Acquisition Deal Costs	28	496	45	175	744
+ Acquisition Stock Expense	145	226	291	290	952
+ Income Tax Effect @ 32%	(754)	(1,297)	(1,601)	(1,598)	(5,251)
Adjusted Net Income*	$5,524	$4,155	$2,382	$5,237	$17,297

Average Diluted Shares Outstanding	9,389	9,399	9,329	9,398	9,380

Diluted Earnings Per Share	$0.35	$0.14	$(0.12)	$0.21	$0.57

+ Amortization of Intangible Assets	0.30	0.37	0.43	0.37	1.47
+ Acquisition Amortization of Backlog	-	-	-	-	-
+ Executive Transition Costs	-	-	0.08	0.10	0.18
+ Acquisition Deal Costs	0.00	0.05	0.00	0.02	0.08
+ Acquisition Stock Expense	0.02	0.02	0.03	0.03	0.10
+ Income Tax Effect @ 32%	(0.08)	(0.14)	(0.17)	(0.17)	(0.56)

Adjusted Diluted Earnings Per Share*	$0.59	$0.44	$0.26	$0.56	$1.84

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	$3,286	$2,357	$4,464	$14,515
+ Amortization of Intangible Assets	1,749	1,888	1,879	2,906	8,422
+ Acquisition Amortization of Backlog	24	4	-	-	28
+ Acquisition Deal Costs	434	33	778	34	1,279
+ Acquisition Stock Expense	234	130	(261)	141	244
+ Income Tax Effect at 25%	(610)	(514)	(599)	(770)	(2,493)
+ Acquisition Earn-Out Adjustment	-	-	-	(836)	(836)
Adjusted Net Income*	$6,239	$4,827	$4,154	$5,939	$21,159

Average Diluted Shares Outstanding	9,196	9,282	9,326	9,287	9,254

Diluted Earnings Per Share	$0.48	$0.35	$0.25	$0.48	$1.57

+ Amortization of Intangible Assets	0.19	0.20	0.20	0.31	0.91
+ Acquisition Amortization of Backlog	-	-	-	-	-
+ Acquisition Deal Costs	0.05	0.00	0.08	0.00	0.14
+ Acquisition Stock Expense	0.03	0.01	(0.03)	0.02	0.03
+ Income Tax Effect @ 25%	(0.07)	(0.06)	(0.06)	(0.08)	(0.27)
+ Acquisition Earn-Out Adjustment	-	-	-	(0.09)	(0.09)

Adjusted Diluted Earnings Per Share*	$0.68	$0.52	$0.45	$0.64	$2.29

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in Thousands)
(Unaudited)

			Change
SERVICE	FY 2026 Q4	FY 2025 Q4	$	%
Service Revenue	$61,570	$52,010	$9,560	18.4%
Cost of Revenue	39,710	33,182	6,528	19.7%
Gross Profit	$21,860	$18,828	$3,032	16.1%
Gross Margin	35.5%	36.2%

Selling, Marketing & Warehouse Expenses	$7,486	$5,743	$1,743	30.3%
General and Administrative Expenses	10,866	7,109	3,757	52.8%
Operating Income	$3,508	$5,976	$(2,468)	(41.3)%
% of Revenue	5.7%	11.5%

			Change
DISTRIBUTION	FY 2026 Q4	FY 2025 Q4	$	%
Distribution Revenue	$27,755	$25,124	$2,631	10.5%
Cost of Revenue	19,147	18,039	1,108	6.1%
Gross Profit	$8,608	$7,085	$1,523	21.5%
Gross Margin	31.0%	28.2%

Selling, Marketing & Warehouse Expenses	$3,736	$3,497	$239	6.8%
General and Administrative Expenses	4,048	2,624	1,424	54.3%
Operating Income	$824	$964	$(140)	(14.5)%
% of Sales	3.0%	3.8%

			Change
TOTAL	FY 2026 Q4	FY 2025 Q4	$	%
Total Revenue	$89,325	$77,134	$12,191	15.8%
Total Cost of Revenue	58,857	51,221	7,636	14.9%
Gross Profit	$30,468	$25,913	$4,555	17.6%
Gross Margin	34.1%	33.6%

Selling, Marketing & Warehouse Expenses	$11,222	$9,240	$1,982	21.5%
General and Administrative Expenses	14,914	9,733	5,181	53.2%
Operating Income	$4,332	$6,940	$(2,608)	(37.6)%
% of Revenue	4.8%	9.0%

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in Thousands)
(Unaudited)

			Change
	FY 2026	FY 2025
SERVICE	YTD	YTD	$	%
Service Revenue	$217,209	$181,428	$35,781	19.7%
Cost of Revenue	146,677	120,769	25,908	21.5%
Gross Profit	$70,532	$60,659	$9,873	16.3%
Gross Margin	32.5%	33.4%

Selling, Marketing & Warehouse Expenses	$27,692	$19,013	$8,679	45.6%
General and Administrative Expenses	37,897	26,466	11,431	43.2%
Operating Income	$4,943	$15,180	$(10,237)	(67.4)%
% of Revenue	2.3%	8.4%

			Change
	FY 2026	FY 2025
DISTRIBUTION	YTD	YTD	$	%
Distribution Revenue	$114,668	$96,993	$17,675	18.2%
Cost of Revenue	76,896	68,199	8,697	12.8%
Gross Profit	$37,772	$28,794	$8,978	31.2%
Gross Margin	32.9%	29.7%

Selling, Marketing & Warehouse Expenses	$15,073	$14,328	$745	5.2%
General and Administrative Expenses	14,379	11,772	2,607	22.1%
Operating Income	$8,320	$2,694	$5,626	208.8%
% of Sales	7.3%	2.8%

			Change
	FY 2026	FY 2025
TOTAL	YTD	YTD	$	%
Total Revenue	$331,877	$278,421	$53,456	19.2%
Total Cost of Revenue	223,573	188,968	34,605	18.3%
Gross Profit	$108,304	$89,453	$18,851	21.1%
Gross Margin	32.6%	32.1%

Selling, Marketing & Warehouse Expenses	$42,765	$33,341	$9,424	28.3%
General and Administrative Expenses	52,276	38,238	14,038	36.7%
Operating Income	$13,263	$17,874	$(4,611)	(25.8)%
% of Revenue	4.0%	6.4%

Transcat Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results
May 26, 2026

TRANSCAT, INC.
Service Organic Revenue and Operating Free Cash Flow
(Dollars in Thousands)
(Unaudited)

Service Organic Revenue
	Fourth Quarter Ended
	March 28,	March 29,	Change
	2026	2025	$	%
Service Revenue	$61,570	$52,010	$9,560	18%
Less: Acquired Revenue	(5,802)	11
Less: Freight Billed to Customer	(875)	(643)
Service Organic Revenue	$54,893	$51,378	$3,515	7%

Service Organic Revenue
	Year Ended
	March 28,	March 29,	Change
	2026	2025	$	%
Service Revenue	$217,209	$181,428	$35,781	20%
Less: Acquired Revenue	(30,934)	(1,337)
Less: Freight Billed to Customer	(2,984)	(2,112)
Service Organic Revenue	$183,291	$177,979	$5,312	3%

Operating Free Cash Flow
	Year Ended
	March 28,	March 29,
	2026	2025
Net Cash Provided by Operating Activities	$34,850	$38,985
Less: Capital Expenditures	(15,298)	(13,197)
Operating Free Cash Flow	$19,552	$25,788

Net Debt
	Year Ended
	March 28,	March 29,
	2026	2025
Debt	$99,885	$32,708
Less: Cash & Cash Equivalents	(4,942)	(1,517)
Net Debt	$94,943	$31,191

* See Note 1 on page 6 for a description of the non-GAAP financial measures